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                                     10.92

                                   MILLENIUM
                                   AGREEMENT


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                                 March 13, 1997



                                                                           C1670

VIA FACSIMILE; ORIGINAL BY COURIER

Millennium Entertainment Partners, L.P.
1995 Broadway, 3rd Floor
New York, New York 10025

Attention:  Brian J. Collins

     Re:  THE SPORTS CLUB COMPANY, INC./INVESTMENT TERMS

Dear Brian:

         This letter sets forth the basic terms and conditions (the "Agreement") under which Millennium Entertainment Partners, L.P. ("Millennium") will acquire an equity ownership interest in The Sports Club Company, Inc. ("SCC") for an aggregate purchase price (the "Purchase Price") of Ten Million Dollars ($10,000,000) as provided herein, and SCC will acquire, as part of the Purchase Price, certain interests in Reebok Sports Club/NY, Ltd. (the "Partnership").

     1. PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, SCC will issue and sell to Millennium an aggregate of 2,105,263 shares of its authorized but unissued Common Stock, $.01 par value (the "Shares"), at a price per share equal to $4.75. The closing (the "Closing") of the sale of the Shares shall be held at the offices of Kinsella, Boesch, Fujikawa & Towle, LLP, 1901 Avenue of the Stars, Seventh Floor, Los Angeles, California 90067-6009, at 11:00 A.M., local time, on March 31, 1997, or on such other date as may be agreed upon in writing by Millennium and SCC (the "Closing Date").

     2. PURCHASE PRICE. The Purchase Price for the Shares will be paid by Millennium to SCC at the Closing as follows:

          (a) Five Million Dollars ($5,000,000) shall be paid in same-day funds;

          (b) Millennium shall assign to SCC all of Millennium's right, title and interest in and to the MEP Assigned Interests (as defined and described in that certain agreement [the "December 30 Agreement"] dated as of December 30, 1996, by and among the parties named therein, including the Partnership, Millennium and RFC, Inc., a copy of which is attached as Exhibit "A" hereto); and


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Millennium Entertainment
  Partners, L.P.
March 13, 1997
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          (c)  Millennium shall assign to SCC all of Millennium's right, title and interest (excluding interest accrued through the date of Closing) in and to that certain Promissory Note dated as of December 30, 1996 (the "Note") in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), acquired by Millennium pursuant to Section 7(a) of the December 30 Agreement.

     SCC does hereby assume and agree to perform all of the obligations of a Class A Limited partnership interest of the Partnership to the extent of the MEP Assigned Interests from and after the Closing Date.

     3. REPRESENTATIONS AND WARRANTIES OF SCC. SCC hereby makes the following representations and warranties:

          (a) SCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and hold under lease the properties and assets it purports to own and hold under lease and to carry on its business as now being conducted and is not required to be qualified to do business as a foreign corporation in any jurisdiction, except where so qualified or where the failure to be so qualified would not have a material adverse effect on the business or properties of SCC and its Subsidiaries (as defined in Paragraph 3(b)) taken as a whole. Accurate and complete copies of SCC's Certificate of Incorporation and Bylaws, together, in each case, with any amendments thereto to the date hereof, are attached as Exhibit B and Exhibit C hereto, respectively.

          (b) SCC owns a 50% or greater interest or otherwise controls each of the corporations, limited partnerships and the general partnership listed on
Schedule 3(c) hereto (each, a "Subsidiary"), each of which is duly organized, validly existing and, in the case of the corporations and limited partnerships, in good standing under the laws of its state of organization, and has its chief executive offices in Los Angeles, California (except for the Reebok-Sports Club/NY, which has its chief executive offices in New York). Each Subsidiary has all requisite corporate or other power and authority to own and hold under lease the properties and assets it purports to own and hold under lease and to carry on its businesses now being conducted and is not required to be qualified to do business as a foreign corporation or partnership in any jurisdiction, except where so qualified or whether failure to be so qualified would not have a material adverse effect on the business or properties of SCC and the Subsidiaries taken as a whole. Schedule 3(b) hereto sets forth the name and state of organization of each Subsidiary. Except for the Subsidiaries, SCC does not own a 50% or greater interest


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Millennium Entertainment
  Partners, L.P.
March 13, 1997
Page 3



or otherwise control any corporation, general partnership, limited partnership, limited liability company or other entity.

          (c) The authorized capital stock of SCC consists of 40,000,000 shares of Common Stock, 11,358,000 shares of which have been validly issued, and are fully paid and non-assessable, and except as set forth on Schedule 3(c) hereto, there do not exist any other authorized or outstanding securities, options, warrants, calls, commitments, rights to subscribe or other instruments, agreements or rights of any character, or any pre-emptive rights, convertible into or exchangeable for, or requiring or relating to the issuance, transfer or sale of, any shares of capital stock or other securities of SCC (collectively, "Equity Securities") or any Subsidiary.

          (d) The execution and the delivery by SCC of this Agreement, and the assumption of the MEP Assigned Interests hereunder, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent or approval not heretofore obtained pursuant to, any binding written or oral agreement or instrument including, without limitation, any charter, bylaw, trust instrument, indenture or evidence of indebtedness, lease, contract or other obligation or commitment (each, a "Contractual Obligation") binding upon SCC or any Subsidiary or any of their properties or assets, or any law, rule, regulation, restriction, order, writ, judgment, award, determination, injunction or decree of any court or government, or any decision or ruling of any arbitrator (each, a "Requirement of Law") binding upon or applicable to SCC or any Subsidiary or any of their properties or assets (excluding the consents described in Paragraph 5(d) hereof).

          (e) The issuance and sale of the Shares to Millennium has been duly authorized and if, as and when delivered to Millennium, the Shares will be duly and validly issued and outstanding, fully paid and nonassessable and will be free of any mortgage, lien, charge, security interest, pledge or other encumbrance (each, a "Lien"), other than those imposed pursuant to this Agreement and securities laws of general application. This Agreement constitutes the legal, valid and binding obligation of SCC and is enforceable against SCC in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws or proceedings limiting creditors' rights generally and to general equitable principles.

          (f) Attached hereto as Schedule 3(f) are complete and accurate copies of SCC's Annual Report on Form 10-K for the year ended December 31, 1995, and the Quarterly




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Millennium Entertainment
  Partners, L.P.
March 13, 1997
Page 4



Reports on Form 10-Q for the three fiscal quarters ending September 30, 1996 (the "Reports"), which include the consolidated financial statements of SCC for its fiscal year ended December 31, 1995, and for the nine months ended September 30, 1996 (collectively, the "SCC Financial Statements"). Each of the Reports complied in all material respects with the rules of the SEC applicable to such Report on the date filed with the SEC, and none of the Reports contained, on the date of filing with the SEC, any untrue statement of a material fact, or omitted to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not materially misleading. None of the Reports have been amended, nor has SCC filed any Report on Form 8-K since September 30, 1996. All of the SCC Financial Statements (subject to year-end accruals in the case of the September 30, 1996 financial statements): (i) have been prepared from and on the basis of, and are in accordance with, the books and records of SCC and with generally accepted accounting principles applied on a basis consistent with prior accounting periods; (ii) fairly and accurately present the financial condition of SCC as of the date of each such SCC Financial Statement and the results of its operations for the periods therein specified; and (iii) except in the case of the September 30, 1996 financial statements, are accompanied by the audit opinion of SCC's independent public accountants. There are no undisclosed liabilities which should be disclosed in the SCC Financial Statements pursuant to generally accepted accounting principles.

          (g) Except as set forth on Schedule 3(g), since September 30, 1996, there has not been nor is there currently pending any change in the business, business plan, operations, commercial practices, properties, assets or condition, financial or otherwise, of SCC and the Subsidiaries other than changes in the ordinary course of business, none of which, singly or in the aggregate, would have a material adverse effect on SCC and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

          (h) SCC and each Subsidiary have complied with all Requirements of Law in the conduct of its business and corporate affairs, and SCC and each Subsidiary have all governmental consents, licenses, approvals, permits or authorizations and all other rights required for the operation of its business, as now conducted, except where failure to comply, singly or in the aggregate, would not have a Material Adverse Effect.

          (i) Except as set forth on Schedule 3(i) there is not pending, or, to the best knowledge of SCC, threatened, any action, suit, ruling, order, decree, judgment, stipulation or legal, administrative, arbitration or other proceeding or governmental investigation (each, a



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Millennium Entertainment
  Partners, L.P.
March 13, 1997
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"Proceeding") to which SCC or any Subsidiary is a party, which if adversely determined, would have a Material Adverse Effect.

          (j) There has been no material violation or violations by SCC or any Subsidiary of any environmental or safety statute, law or regulation (collectively, "Environmental Laws"). As of the Closing, no "Hazardous Material", as defined below, is or will be present on any SCC or Subsidiary facility in violation of any Environmental Law. There are no Hazardous Materials present at any SCC or Subsidiary facility that would have a Material Adverse Effect. For the purposes of this section, the term "Hazardous Material" shall mean any material or substances which are prohibited or regulated by any environmental law or which has been designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

          (k) Subject to the accuracy of Millennium's representation set forth in paragraph 4 hereof, the offer and sale of the Shares to Millennium will be exempt from the Securities Act of 1933, as amended (the "Act").

          (l) Neither SCC nor any Subsidiary is now, or has ever been, subject to any pension, profit sharing or other similar plan which is or was subject to the Employee Retirement Income Securities Act of 1974, as amended ("ERISA"); no "prohibited transaction" within the meaning of Section 406(a) of ERISA, and no "reportable event" within the meaning of Section 4043(b) of ERISA, has occurred with respect to any employee benefit plan of SCC or any Subsidiary; all employee benefit plans have been established and operated in full compliance with all Requirements of Law.

          (m) SCC and the Subsidiaries have filed all income tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by SCC or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

          (n) Neither this Agreement nor any exhibit hereto nor any certificate, document, writing or other instrument furnished to Millennium by SCC in connection with this Agreement contained or will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances they were made, not misleading.



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Millennium Entertainment
  Partners, L.P.
March 13, 1997
Page 6




     4. REPRESENTATIONS AND WARRANTIES OF MILLENNIUM. Millennium hereby makes the following representations and warranties:

          (a) Millennium is a limited partnership duly organized, validly existing and in good standing under the laws of the State of New York.

          (b) The execution and the delivery by Millennium of this Agreement, its purchase of the Shares and the conveyance, transfer and assignment of the MEP Assigned Interests and the Note hereunder, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent or approval not heretofore obtained pursuant to, any Contractual Obligation or Requirement of Law to which Millennium is a party or is otherwise subject (excluding the consents described in Paragraph 5(d) hereof).

          (c) Millennium as of the Closing will hold, and upon the consummation of the transfer contemplated hereby SCC will hold, the MEP Assigned Interests and the Note free and clear of all Liens, except as contained in the Partnership Agreement or as permitted by SCC, and has full power and legal right and authority to assign and transfer the MEP Assigned Interests and the Note to SCC. This Agreement constitutes the legal, valid and binding obligation of Millennium and is enforceable against Millennium in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws or proceedings affecting creditors rights generally and to general equitable principles.

          (d) The principal outstanding under the Note is $2,500,000. No defaults by Millennium exist under the Note; and, to the knowledge of Millennium, the Partnership has no offsets, setoffs, claims or defenses with respect to its obligations under the Note.

          (e) Millennium is purchasing the Shares for its own account for investment and not with a view to, or for resale in connection with, any "distribution" thereof for purposes of the Act. Millennium is an "accredited investor" as such term is defined in Regulation D under the Act. Millennium acknowledges that the Shares shall be "restricted securities" within the meaning of Rule 144 ("Rule 144") of the Securities and Exchange Commission ("SEC") under the Act, will contain a transfer restriction legend and may only be resold pursuant to an effective registration statement filed with the SEC under the Act, or pursuant to Rule 144 or another valid exemption from the registration requirements of the Act as established by an opinion of counsel reasonably acceptable to SCC.




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Millennium Entertainment
  Partners, L.P.
March 13, 1997
Page 7




          (f) Millennium is familiar with, and its representatives prior to Closing will have been given full access by SCC to, all information concerning the business and financial condition, properties, operations and prospects of SCC that Millennium has deemed relevant for purposes of making the investment contemplated by this Agreement. By reason of Millennium's knowledge and experience in financial and business matters in general, the business of SCC and investments of the type contemplated by this Agreement in particular, Millennium is capable of evaluating the merits and risks of making the investment in the Shares and is able to bear the economic risk of the investment (including a complete loss of its investment in the Shares).

5. CONDITIONS TO THE OBLIGATIONS OF SCC. The obligations of SCC to consummate the transactions contemplated by this Agreement on the Closing Date shall be subject to the satisfaction of each of the conditions set forth in this Paragraph 5, unless waived by SCC, on or prior to the Closing Date:

     (a) The representations and warranties of Millennium set forth in Paragraph 4 shall be true and correct in all material respects as of the Closing Date as though made on and as of such date; Millennium shall have performed all obligations and complied with all covenants required to be performed or complied with by Millennium under this Agreement on or prior to the Closing Date; and SCC shall have received from Millennium a certificate to such effect, dated the Closing Date, signed by an agent duly authorized to act on its behalf.

     (b) No order, injunction, decree or other action or legal, administrative, arbitration or other proceeding by any person other than SCC or investigation by any governmental agency or authority shall be pending or, to the knowledge of Millennium, threatened, challenging or imposing a material limitation on the execution, delivery or performance of this Agreement, or the consummation of any of the transactions contemplated hereby.

     (c) All proceedings taken in connection with the transactions contemplated hereby and all documents incident to such transactions shall be reasonably satisfactory in form and substance to SCC and its counsel.

     (d) The parties shall have obtained all consents required pursuant to the partnership agreement (the "Partnership Agreement") of the Partnership.





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Millennium Entertainment
  Partners, L.P.
March 13, 1997
Page 8



     6. CONDITIONS TO THE OBLIGATIONS OF MILLENNIUM. The obligations of Millennium to consummate the transactions under this Agreement on the Closing Date shall be subject to the satisfaction of each of the conditions set forth in this Paragraph 6, unless waived by Millennium, on or prior to the Closing Date.

          (a) The representations and warranties of SCC set forth in Paragraph 2 shall be true and correct in all material respects as of the Closing Date as though made on and as of such date; SCC shall have performed all obligations and complied with all covenants required to be performed or complied with by SCC under this Agreement on or prior to the Closing Date; and Millennium shall have received on the Closing Date from SCC a certificate or certificates, dated the Closing Date, to such effect, which certificate or certificates shall be signed by an authorized officer of SCC.

          (b) No order, injunction, decree or other action or legal, administrative, arbitration or other proceeding by any person other than Millennium or investigation by any governmental agency or authority shall be pending or, to the knowledge of SCC, threatened, challenging or imposing a material limitation on the execution, delivery or performance of this Agreement, the consummation of any of the transactions contemplated hereby or the operation by SCC of its businesses as now conducted.

          (c) All proceedings taken in connection with the transactions contemplated hereby and all documents incident to such transactions shall be reasonably satisfactory in form and substance to Millennium and its counsel.

          (d) SEC shall have delivered to Millennium a complete and accurate copy of is Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K"), accompanied by a certificate to the effect that the 1996 Form 10-K and financial statements contained therein comply with the representations and warranties set forth in Paragraph 3(e) hereof.

          (e) Millennium shall have received from SCC's independent public accountants a letter or letters (which letters are frequently referred to as "agreed upon procedures letters") dated the Closing Date, addressed to SCC and Millennium, confirming certain disclosures set forth in SCC's Annual Report on Form 10-K for the year ended December 31, 1996, and confirming a subsequent events review through the date of the Annual Report, in form and substance reasonably satisfactory to Millennium.




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Millennium Entertainment
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March 13, 1997
Page 9




          (f) Millennium shall have received from outside counsel to SCC an opinion, addressed to Millennium, in form and substance reasonably satisfactory to Millennium and its counsel, confirming certain legal matters related to SCC and the transactions contemplated hereby.

          (g) The parties shall have obtained all consents required pursuant to the Partnership Agreement.

     7.   REGISTRATION OF THE SHARES.

          (a) Until the earlier of the second anniversary of the Closing Date and the date Millennium shall become entitled to sell the Shares pursuant to subsection (k) of Rule 144, Millennium shall have the right to require SCC to file with the SEC, at SCC's sole cost and expense, on no more than one occasion, a registration statement on Form S-3 (or such other form as the SEC may from time to time prescribe for such purposes) covering as many of the Shares as Millennium elects to include therein (the "Millennium Registration Statement") and to cause the Millennium Registration Statement to be declared effective by the SEC within 90 days thereafter and to maintain the effectiveness of the Millennium Registration Statement until the earlier of (i) the completion of the offering covered by the Millennium Registration Statement, (ii) the third anniversary of the effectiveness of the Millennium Registration Statement and
(iii) the date Millennium shall become entitled to sell the Shares pursuant to subsection (k) of Rule 144; in the event SCC proposes to register an underwritten offering of its Common Stock for its own account under the Act, it shall have the right to delay or suspend the filing or effectiveness of the Millennium Registration Statement for up to an aggregate of 104 days in any 12-month period to facilitate such registration. If Millennium proposes to effect an underwritten offering, SCC shall enter into an Underwriting Agreement in customary form with the managing underwriter selected by Millennium.

     Notwithstanding the foregoing, in the event of a material development in the business of SCC, SCC shall advise Millennium of such event and Millennium shall cease using the prospectus included in the Millennium Registration Statement until forty-eight (48) hours following the public disclosure of such event. SCC shall promptly disclose all such material developments provided that it shall be entitled to delay such disclosure for a reasonable period of time for valid business purposes, not to exceed five (5) business days without the consent of Millennium, which consent shall not be unreasonably withheld.





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Millennium Entertainment
  Partners, L.P.
March 13, 1997
Page 10



          (b) If, at any time or from time to time, SCC determines to register any of its securities for its own account or the account of any other shareholder, other than a registration relating to employee benefit plans (or the resale of securities acquired pursuant thereto) or a transaction pursuant to Rule 145 of the SEC, SCC shall include in such registration such number of the Shares as Millennium shall request in writing within ten (10) business days following receipt of notice of such registration, provided that, if such registration is underwritten, it shall be a condition that Millennium participate in such underwriting and enter into an underwriting agreement in customary form with the managing underwriter selected by SCC. If the managing underwriter determines that market forces require limitation of the number of shares to be underwritten, the number of Shares owned by Millennium to be included in the registration may be limited or eliminated, provided that, Millennium shall be treated on at least a pari passu basis with all other shareholders participating in such registration.

          (c) All registration expenses in connection with the registrations contemplated by this Paragraph 7 shall be borne by SCC, but all selling expenses of Millennium (including broker fees, underwriting commissions and the cost of any special legal counsel representing Millennium) shall be borne by Millennium. In connection with any such registration statement, Millennium shall promptly furnish SCC with such written representations, information and consents regarding Millennium, the Shares and the intended method of distribution of the Shares as shall be necessary for inclusion in the Registration Statement.

     8.   CERTAIN COVENANTS OF SCC.

          (a) For so long as Millennium maintains at least a 10% interest in the Equity Securities of SCC, in the event SCC determines to issue additional Equity Securities, SCC shall so inform Millennium, and Millennium shall have the right, exercisable within ten (10) days of receipt of written notice from SCC, to purchase, at a price per share equal to the purchase price at which such Equity Securities are proposed to be offered by SCC, a percentage of such Equity Securities equal to Millennium's then current percentage ownership interest in SCC. The foregoing rights shall not apply to an issuance of Equity Securities
(i) pursuant to SCC's 1994 Stock Incentive Plan and 1994 Stock Compensation Plan (in amounts currently authorized under said plans or in such additional amounts as may be approved in writing by Millenium), (ii) in a stock-for-stock exchange in which SCC acquires control of another entity, or (iii) as consideration for the purchase of another business or assets to be utilized in SCC's business.





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Millennium Entertainment
  Partners, L.P.
March 13, 1997
Page 11



          (b) At the Closing, a designee of Millennium shall be appointed as a Class 2 Director of the Board of Directors of SCC, and so long as Millennium maintains at least a 12% interest in the Equity Securities of SCC: (i) upon the expiration of the term of such designee, SCC shall include and support a designee of Millennium as part of management's nominees for Directors, and (ii) upon the termination of such designee's services as a director other than upon the expiration of term of office, SCC shall appoint in the place of such director a replacement designee of Millennium. In addition, D. Michael Talla and Rex A. Licklider agree to vote Equity Securities which they own (or with respect to which they have the power to direct the vote) in an amount sufficient to elect such designee of Millennium to the Board of Directors of SCC.

          (c) SCC shall cause the Shares to be listed on the American Stock Exchange.

          (d) Prior to the Closing, officers of SCC and the Subsidiaries with responsibility for financial and business affairs have been and will continue to be available to answer inquiries from Millennium, its officers and agents, and Millennium shall be given reasonable access to all facilities of SCC and the Subsidiaries.

     9. CERTAIN COVENANTS OF MILLENNIUM. For a period of two years following the Closing, SCC shall have a right of first refusal to acquire, within ten (10) days of its receiving written notice from Millennium of a bona fide offer from a third party, all (but not less than all) of the Shares and other Equity Securities owned by Millennium to which such bona fide third party offer shall relate, at a price per share equal to the purchase price offered by such third party; provided that such right shall not apply to sales of Shares in a "broker's transaction" within the meaning of Rule 144. In addition, during such period, Millennium shall not, directly or indirectly, during any fiscal quarter, knowingly transfer to a purchaser, in one or a series of transactions, Shares constituting more than one percent of the outstanding Equity Securities Stock of SCC. For purposes of this Paragraph, a purchaser and all Affiliates of such purchaser (as defined in Paragraph 12(e)) shall be considered a single purchaser.

     10. CONFIDENTIALITY. Except as required by law or with the consent of the other party, neither party hereto shall disclose to any third party the terms hereof or the transactions contemplated hereby except to its employees, partners, investors, prospective investors, lenders and agents; provided that, such persons are required to maintain the confidentiality of such information.





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Millennium Entertainment
  Partners, L.P.
March 13, 1997
Page 12



     11. BROKERS AND FINDERS. Neither Millennium nor SCC, nor any person acting on behalf of either of them, has employed any broker, agent or finder, or incurred any liability for any brokerage fees, agents' commissions, finders' fees or advisory fees in connection with the transactions contemplated hereby; and SCC shall indemnify and hold Millennium harmless in respect of any "Damages" (as defined in Paragraph 12(f) hereof) arising out of any agreements, arrangements or understandings claimed to have been made by SCC, or any person acting on its behalf, with any third party; and Millennium shall indemnify and hold SCC harmless in respect of any Damages arising out of any agreements, arrangements or understandings claimed to have been made by Millennium, or any person acting on its behalf, with any third party.

     12.  INDEMNIFICATION.

          (a) SCC shall indemnify Millennium and/or its "Affiliates" (as hereinafter defined) (the "Millennium Indemnified Parties" and each individually a "Millennium Indemnified Party") against, and shall hold the Millennium Indemnified Parties harmless from, and defend the Millennium Indemnified Parties against, any and all Damages incurred or suffered by the Millennium Indemnified Parties arising out of (a) any misrepresentation, inaccuracy or omission in any representation or warranty, or any breach of any warranty, covenant or agreement made or to be performed by SCC, or (b) the MEP Assigned Interests and accruing from and after the Closing Date. Promptly after receipt by a Millennium Indemnified Party of notice of the commencement of any action, such party will, if a claim in respect thereof is to be made against SCC under this Paragraph 12, notify SCC in writing of the commencement thereof. In case any such action is brought against any Millennium Indemnified Party and such Millennium Indemnified Party notifies SCC of the commencement thereof, SCC will be entitled to participate therein.

          (b) Millennium hereby indemnifies SCC and/or their Affiliates (the "SCC Indemnified Parties" and each individually a "SCC Indemnified Party") against, and shall hold the SCC Indemnified Parties harmless from, and defend the SCC Indemnified Parties against, any and all Damages incurred or suffered by the SCC Indemnified Parties arising out of (a) the MEP Assigned Interests and accruing prior to the Closing Date (excluding, however, losses attributable to the diminution in the value of the MEP Assigned Interests), or (b) any misrepresentation, inaccuracy or omission in any representation or warranty, or any breach of any warranty, covenant or agreement made or to be performed by Millennium. Promptly after receipt by a SCC Indemnified Party of notice of the commencement of any action, such party will, if a claim in respect thereof is to be made against Millennium under this Paragraph 12,




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Millennium Entertainment
  Partners, L.P.
March 13, 1997
Page 13



notify Millennium in writing of the commencement thereof. In case any such action is brought against a SCC Indemnified Party and such SCC Indemnified Party notifies Millennium of the commencement thereof, Millennium will be entitled to participate therein.

          (c) In order for a party (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement arising out of involving a claim or demand made by any person against the indemnified party (a "Third Party"), such Indemnified Party must notify the indemnifying party (the "Indemnified Party") in writing, and in reasonable detail, of the Third Party Claim as promptly as reasonably possible after receipt by such Indemnified Party of written notice of the Third Party Claim, and shall deliver to the Indemnifying Party, within fifteen business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

          (d) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof (provided no actual or potential conflict of interest exists with respect to such assumption) and, if it so chooses and acknowledges its obligation to indemnify the Indemnified Party therefor, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. If the Indemnifying Party chooses to defend any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of non-privileged records and information which are reasonably relevant to such Third Party Claim (it being understood that the Indemnified Party shall supply privileged and non-privileged records to counsel for the Indemnifying Party, to the extent the Indemnifying Party's counsel has assumed the defense of such Third Party Claim), and making employees available on a mutually

Millennium Entertainment
  Partners, L.P.
March 13, 1997
Page 14



convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). If, by reason of any Third Party Claim as to which there exists an obligation to indemnify an Indemnified Party hereunder, a lien, attachment, garnishment or execution is placed upon any of the property or assets of any Indemnified Party. The Indemnifying Party shall also, promptly upon demand, furnish an indemnity bond or take other actions satisfactory to the Indemnified Party to obtain the prompt release of such lien, attachment, garnishment or execution. If any judgment or arbitration award is issued or affirmed in respect of any Third Party Claim, the Indemnifying Party shall satisfy such judgment or award within 30 days of the date it is rendered, unless the Indemnifying Party in good faith takes all necessary actions to appeal such judgment or award, including posting any necessary bond and taking all other actions required in connection with such appeal on a timely basis.

          (e) As used herein the term "Affiliate" means, with respect to any person: (i) any person who is an "affiliate" of such person as defined in Rule 12b-2 of the SEC under the Securities and Exchange Act of 1934, as amended, (ii) any family member of such person, and (iii) any person who is a director, officer or partner or holds a similar position with such entity or any entity in which such person has a 10% or greater equity or profit interest.

          (f) As used herein the term "Damages" means any and all claims, actions, demands, losses, costs, expenses, liabilities, damages and recoveries to the full amount of the actual damage occasioned by each deficiency, misrepresentation, inaccuracy, omission or breach, in each case including interest, penalties or other damages (including, without limitation, reasonable attorneys' fees and other costs and expenses reasonably incurred in investigating or in attempting to avoid the same or oppose the imposition thereof or of enforcing this indemnity).

     13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and agreements made by SCC and Millennium in this Agreement or in any certificate or other instrument delivered pursuant hereto shall survive the Closing and any investigation and discovery by SCC or by Millennium, as the case may be, made at any time with respect thereto; provided, however, that neither Millennium nor SCC shall have any liability to the other for any misrepresentation, inaccuracy or omission in any representation or warranty, or any breach of any representation or warranty, unless the party asserting a claim with respect to any thereof

Millennium Entertainment
  Partners, L.P.
March 13, 1997
Page 15



gives to the other written notice of such claim on or before the date which is one (1) year following the Closing Date.

     14.  MISCELLANEOUS PROVISIONS.

          (a) SCC and Millennium hereby covenant and agree to use their respective best efforts to perform each of their obligations hereunder, to deliver all certificates and to satisfy all other conditions set forth in this Agreement and to close the transactions contemplated by this Agreement on the Closing Date.

          (b) This Agreement is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective successors and assigns, provided that neither this Agreement nor any right pursuant hereto nor interest herein shall be assignable by either party hereto without the prior written consent of the other party hereto, except as expressly permitted herein, provided that all rights hereunder may be assigned to an Affiliate of Millenium that is controlled by Christopher M. Jeffries or jointly controlled by Christopher M. Jeffries and Goldman Sachs & Co. (or its Affiliates); except for such permitted assigns, none of the provisions of this Agreement shall be for the benefit of or enforceable by any other person.

          (c) This Agreement shall serve as SCC's application to be admitted to the Partnership as a Substituted Limited Partner, which admission shall be deemed effective upon the Closing Date.

          (d) All Notices given hereunder shall be made in the manner specified in the Partnership Agreement to the addresses set forth on the first page hereof.

          (e) This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

          (f) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts entered into and to be wholly performed therein.

Millennium Entertainment
  Partners, L.P.
March 13, 1997
Page 16



          (g) If either party should institute any action to enforce or interpret any term or provision of this Agreement, the party prevailing in such action shall be entitled to its attorneys' fees, out-of-pocket disbursements and all other expenses from the non-prevailing party in such action.

          (h) This Agreement (together with all Exhibits and Schedules hereto) constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous written and oral negotiations, discussions, agreements and understandings with respect to such subject matter.

          (i) Except as otherwise provided in Paragraph 7(a) hereof, each party shall bear its own costs in connection with the transactions contemplated hereby.

          (j) Each of Millennium and SCC have participated in the negotiation and drafting of this Agreement. Accordingly, each of the parties hereby waives any statutory provision, judicial precedent or other rule of law to the effect that contractual ambiguities are to be construed against the party who shall have drafted the same.

Millennium Entertainment
  Partners, L.P.
March 13, 1997
Page 17



          (k) This Agreement may be terminated by either party if the Closing does not occur on or before April 15, 1997.

     If the foregoing is acceptable to you, please date and sign the enclosed copy of this letter and return it to me.

                                Very truly yours,

                                THE SPORTS CLUB COMPANY, INC.


                                By:  /s/ John Gibbons
                                   ------------------------------------
                                        John Gibbons, President

     Agreed and accepted this 13th day of March, 1997, at New York, New York.


                                MILLENNIUM ENTERTAINMENT PARTNERS L.P.

                                By: MILLENNIUM ENTERTAINMENT CORP.


                                By: /s/ Brian J. Collins
                                   ------------------------
                                         Brian J. Collins,
                                         Authorized Officer

Affirmed and Agreed to
solely with respect to
Paragraph 8(b) hereof:

/s/ D. Michael Talla
-------------------------------
D. Michael Talla

/s/ Rex A. Licklider
-------------------------------
Rex A. Licklider

                            EXHIBIT AND SCHEDULE LIST



                                    EXHIBITS

Exhibit A                  December 30 Agreement
Exhibit B                  Certificate of Incorporation
Exhibit C                  Bylaws


                                    SCHEDULES

Schedule 3(b)              Subsidiaries
Schedule 3(c)              Options, Rights, Etc.
Schedule 3(f)              Reports and Financial Statements
Schedule 3(g)              Material Changes
Schedule 3(i)              Litigation